UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
June 2, 2017
(Date of earliest event report)

WEYERHAEUSER COMPANY
(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

220 Occidental Avenue South
Seattle, Washington 98104-7800
(Address of principal executive offices)
(zip code)
Registrant’s telephone number, including area code:
(206) 539-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:

☐	Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Section 2 - Financial Information
Item 2.06. Material Impairments

Weyerhaeuser Company (the “Company” or “Weyerhaeuser”) has completed the previously announced strategic review of its Uruguayan timberlands and manufacturing business. On June 2, 2017, the Weyerhaeuser Board of Directors approved an agreement to sell all of the Company’s equity in the Uruguayan business, resulting in the related assets meeting the criteria under generally accepted accounting principles to be classified as “held for sale”. As a result, the Company determined on June 2, 2017 that it will be required to record the related assets at fair value, less an amount of estimated sale costs, and thus recognize a non-cash pre-tax impairment charge during the second quarter of 2017. The Company’s current estimate of the impairment charge is approximately $150 million. A description of the transaction is set forth below in Item 8.01.

Section 8 - Other Events
Item 8.01 Other Events

On June 2, 2017, Weyerhaeuser entered into an equity purchase agreement with a consortium led by BTG Pactual’s Timberland Investment Group (TIG), including other long-term institutional investors, pursuant to which the Company has agreed to sell, in exchange for $402.5 million in cash, all of its equity interest in subsidiaries that collectively own and operate its Uruguayan timberlands and manufacturing business. The business is comprised principally of 300,000 acres of eucalyptus and pine timberlands in northeastern and north central Uruguay, a plywood and veneer manufacturing facility, a cogeneration facility, a seedling nursery and related assets. The transaction is subject to customary purchase price adjustments, including adjustments relating to target working capital, harvest limitations and inventory amounts, as well as standard operating covenants, casualty loss provisions, indemnities and closing conditions, including regulatory review. The sale is expected to close in the fourth quarter of 2017.

Forward Looking Statements

Statements in this current report on Form 8-K about the expected timing and completion of Weyerhaeuser’s sale of its Uruguayan timberlands and manufacturing business, the Company’s estimate of the related impairment charge disclosed in Item 2.06 and any other statements in this report and in any exhibits filed herewith, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. All forward-looking statements speak only as of the date hereof, are based on current expectations and involve and are subject to a number of assumptions, risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Some of these assumptions, risks and uncertainties are detailed from time to time in our filings with the Securities and Exchange Commission, including without limitation those set forth under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016. In addition, Weyerhaeuser may not be able to complete the sale of its Uruguayan timberlands and manufacturing business within the stated time period, or at all, because of a number of factors, including without limitation: the occurrence of any event, change or other circumstances that could give rise to a termination of the transaction under the terms of the equity purchase agreement; the failure to obtain requisite regulatory approvals; or the failure to satisfy other closing conditions. There is no guarantee that any of the events anticipated by these forward-looking statements will occur. If any of the events occur, there is no guarantee what effect they will have on company operations or financial condition. The Company will not update these forward-looking statements after the date of this report.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibit is filed with this report.

Exhibit No.     Description

99.1	Press Release of Weyerhaeuser Company issued on June 5, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY

By	/s/ Jeanne M. Hillman
Its:	Vice President and Chief Accounting Officer

Date: June 2, 2017

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Weyerhaeuser Company issued June 5, 2017.